SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): September 1, 2006

                              CASE FINANCIAL, INC.
                              --------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
                                    --------
         (State or Other Jurisdiction of Incorporation or Organization)

                                     0-27757
                                     -------
                            (Commission File Number)

                                   33-0529299
                                   ----------
                        (IRS Employer Identification No.)

               5950 LA PLACE COURT SUITE # 155, CARLSBAD CA 92008
               --------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

                                  760 804 1449
                                  ------------
               Registrant's Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

ITEM 8.01 Other Events

On September 1, 2006 Case Financial Inc. ("the Company") reached a settlement agreement with Mr. Harvey Bibicoff, a former officer and director of the Company, resolving all current litigation between the Company and this individual.

The key terms to this settlement agreement are:

      o The cancellation of promissory notes and accrued interest together totaling approximately $875,000 held by this individual.

      o The dismissal of this individual from the derivative lawsuit filed in the Delaware Court of Chancery on March 16, 2005. This lawsuit was discussed in the Company's 10QSB filed on August 21, 2006. This dismissal is subject to court approval.

      o The dismissal of the lawsuit filed in the Los Angeles Superior Court on August 8, 2005 against the Company by this individual. This lawsuit was discussed in the Company's 10QSB filed on August 21, 2006.

      o The release of each party from any and all claims that could have been asserted by the other party in any of the actions dismissed as a result of this settlement agreement.

Certain terms of this settlement agreement are subject to court approval by the Delaware Court of Chancery and other provisions are predicated on that approval.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        Case Financial, Inc. Registrant
                                        Date: September 5, 2006


                                        By: /s/ Michael Schaffer
                                           -------------------------------------
                                                Michael Schaffer
                                                Chief Executive Officer